Exhibit 10.1

FIRST AMENDMENT TO THIRD PARTY ADMINISTRATION CONTRACT

This First Amendment to the Third Party Administration Contract (this “Amendment”) is entered into as of May 10, 2012, by and between Administración de Seguros de Salud de Puerto Rico (“ASES”) and Triple-S Salud, Inc. (the “Contractor”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Contract (as hereinafter defined).

WHEREAS, ASES and the Contractor entered into the Contract to Administer the Provision of the Physical Health Component of the MiSalud Program in Designated Service Regions dated as of October 17, 2011 (the “Contract”); and

WHEREAS, ASES and the Contractor have agreed to amend the Contract in accordance with Article 54 thereof, to address CMS requirements and clarify certain contractual provisions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASES and the Company hereby agree as follows:

1.	Section 5.2.3.3 of the Contract is hereby amended to read in its entirety as follows:

“5.2.3.3
The notice of Enrollment that the Contractor issues pursuant to Section 5.2.3.2 of this Contract will clearly state the Effective Date of Enrollment.  The notice of Enrollment will explain that the Enrollee is entitled to both physical health services through the MiSalud Plan and behavioral services through the MBHO.  The notice will inform the Enrollee of his or her limited right to disenroll, per Section 5.4.3 of this Contract, and will explain that the Enrollee has separate Disenrollment rights with respect to the physical health services in the Plan and with respect to the behavioral services in the MiSalud Program.  The notice of Enrollment shall inform the Enrollee that exercising the right to disenroll means losing access to services under MiSalud.  The notice shall advise the Enrollee of the Enrollee’s right to select a different PCP or to change PMGs, as described in Section 5.3 of this Contract, and will encourage the Enrollee to pursue this option, rather than Disenrollment, if he or she is dissatisfied with care or services.”

2.	Section 7.5.4.1.5 of the Contract is hereby amended to read in its entirety as follows:

“7.5.4.1.5	[Intentionally left blank];”

3.	Section 7.5.4.1.8 of the Contract is hereby amended to read in its entirety as follows:

“7.5.4.1.8	Electroencephalograms (provided, that Prior Authorization shall be required for serial electroencephalograms); and”

4.	Section 7.5.5.1.2 of the Contract is hereby amended to read in its entirety as follows:

“7.5.5.1.2
Physical therapy (maximum of fifteen sessions per Enrollee condition per year, when indicated by an orthopedist or physiatrist; provided that such limitation shall not apply to Enrollees diagnosed with autism);”

5.	Section 7.5.6.1.10 of the Contract is hereby amended to read in its entirety as follows:

“7.5.6.1.10
Surgery (provided, that all breast reconstruction surgery and surgical procedures to treat morbid obesity shall require Prior Authorization to determine whether they meet the requirements of Section 7.5.6.2 of this Contract);”

6.	Section 7.5.6.1.15 of the Contract is hereby amended to read in its entirety as follows:

“7.5.6.1.15
Prosthetics, including supply of all body extremities and therapeutic ocular prosthetics; provided that segmental instrument tray and spine fusion in scoliosis and vertebral surgery shall require Prior Authorization;”

7.	Section 9.5.1.4 of the Contract is hereby amended to read in its entirety as follows:

“9.5.1.4	The Parties will jointly develop strategies, policies and procedures to ensure Enrollees have Access to specialty services as necessary.”

8.	Section 10.6.3 of the Contract is hereby amended to read in its entirety as follows:

“10.6.3”
The risk associated with Emergency Services provided in Puerto Rico that relate to Basic Coverage Services shall be borne by the PMG.  The risk associated with all other Emergency Services that are covered under this Contract, including Emergency Services received outside of Puerto Rico, shall be borne by ASES.

9.	Section 11.3.7.1 of the Contract is hereby amended to read in its entirety as follows:

“11.3.7.1
Except as provided in Section 7.5 of this Contract, neither Prior Authorization nor Referral shall be required for any service category of Basic Coverage other than Pharmacy and Behavioral Health Services, or for Dental Services, so long as the service is provided within the PPN.”

10.
References to section 34.1.3.4 of the Contract in sections 54.2, 37.2.2 and 37.2.6 of the Contract shall be replaced with references to Section 34.2.1.4.  Such references to section 34.2.1.4 shall be deemed to have been in effect as of the Execution Date.

11.
Ratification; Effective Date; Indemnity. ASES and the Contractor each hereby ratify and confirm that (i) this Amendment is incorporated by reference and forms an integral part of the Agreement, and (ii) all of the terms and conditions of the Agreement, as modified by this Amendment, remain in full force and effect and constitute the valid and binding obligation of such party.  Unless a provision contained in this Amendment specifically indicates a different effective date, this Amendment shall be retroactively effective to November 1, 2011; provided, that the Contractor shall be indemnified and held harmless by ASES for any claim resulting from the retroactive application of this Amendment.

12.
Miscellaneous. This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Puerto Rico.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but which together shall constitute one, and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

Administración de Seguros de Salud de Puerto Rico

Frank Díaz Ginés
Executive Director

Triple-S Salud, Inc.

/s/ Socorro Rivas
Socorro Rivas Rodríguez
President and Chief Executive Officer